EXHIBIT 10(a)


                      FOURTH AMENDMENT TO CREDIT AGREEMENT

                  This Amendment, dated as of June 30, 2001, is made by and among INNOVEX, INC., a Minnesota corporation (the "Borrower"), each of the banks appearing on the signature pages hereof, together with such other banks as may from time to time become a party to the Credit Agreement (defined below) pursuant to the terms and conditions of Article VIII of the Credit Agreement (herein collectively called the "Banks" and individually each called a "Bank"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, formerly known as Norwest Bank Minnesota, National Association, a national banking association, in its separate capacity as administrative agent for itself and all other Banks (in such capacity, the "Agent").

                                    Recitals

         A. The Borrower, the Banks and the Agent are parties to a Credit Agreement dated as of September 15, 1999, a First Amendment to Credit Agreement dated as of June 29, 2000, a Second Amendment to Credit Agreement dated as of December 31, 2000, and a Third Amendment to Credit Agreement dated as of March 30, 2001 (as so amended and as further amended or restated from time to time, the "Credit Agreement").

         B. The Borrower has requested that the Banks and the Agent, among other things, waive certain covenant defaults and provide other accommodations.

         C. The Banks and the Agent are willing to grant the Borrower's requests subject to the terms and conditions set forth below.

                                    Agreement

                  ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the Borrower, the Banks and the Agent agree as follows:

         1. Definitions. All capitalized terms used in this Amendment and not otherwise specifically defined in this Amendment shall have the meanings given such terms in the Credit Agreement. In addition, Section 1.1 of the Credit Agreement is hereby amended by restating the following definitions in the appropriate alphabetical location:

         "Fourth Amendment" means the Fourth Amendment to Credit Agreement, dated as of June 30, 2001, by and among the Borrower, the Banks and the Agent.

         "Margin" means, with respect to computation of the applicable interest rate on Fundings under a Facility, without regard to the Borrower's Leverage Ratio and status: (a) until the aggregate principal amount outstanding under the Term Notes is less than $17,500,000 and the Borrower is not in default under the Credit Agreement, two percent (2.00%) for Floating Rate Advances and three and three-quarters percent (3.75%) for Eurodollar Rate Advances, and (b) after the aggregate principal amount outstanding under the Term Notes is less than $17,500,000 and so long as the Borrower is not in default under the Credit Agreement, one and one-half percent (1.50%) for Floating Rate Advances and three and one-quarter percent (3.25%) and for Eurodollar Rate Advances.

         "Maturity Date" means (a) September 15, 2002 with respect to the Revolving Facility and (b) September 15, 2004 with respect to the Term Facility.

         "Revolving Commitment Amount" shall mean Five Million Dollars ($5,000,000), being the maximum amount of the Revolving Commitments of all Banks, in the aggregate, to make Revolving Advances to the Borrower pursuant to Section 2.1, subject to reduction in accordance with
         Section 2.14(a).


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         3. Waiver. The requirements of Section 5.9 regarding the Borrower's
Minimum Interest Coverage Ratio, Section 5.10 regarding the Borrower's Maximum Leverage Ratio, Section 5.11 regarding the Borrower's Minimum Net Worth, and
Section 5.12 regarding Borrower's Profitability, in each case as of June 30, 2001 are waived by Banks. Such waivers are limited to the June 30, 2001 Covenant Computation Date.

         4. Conditions to Effectiveness. This Amendment, including without limitation the covenant waivers contained herein, shall not be or become effective unless the Agent receives each of the following items in form and substance acceptable to the Agent on or before August 10, 2001:

         (a) This Amendment, duly executed by the Agent, the Banks and the Borrower, and duly acknowledged by the Guarantors;

         b) A certified copy of the resolutions of the Board of Directors of the Borrower evidencing that the officers of the Borrower have authority to enter into this Amendment and the transactions contemplated by this Amendment (which resolutions may, at the option of the Agent, be in the form of ratifying resolutions); and

         (c) Payment of all legal fees incurred by the Agent through the date of this Amendment.

         5. Continued Effectiveness. Except as amended by this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in all other respects in full force and effect.

         6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         7. Release. The Borrower and each Guarantor, by signing its respective Acknowledgment and Agreement set forth below, each hereby absolutely and unconditionally releases and forever discharges the Agent and each of the Banks, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (the "Released Parties"), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against such Released Party for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment in connection with or related to the transactions evidenced by the Loan Documents, whether such claims, demands and causes of action are mature or unmatured or known or unknown.

         8. No Other Waiver. Except as expressly set forth herein, the execution of this Amendment shall not be deemed to be a waiver of any Event of Default under the Credit Agreement, whether or not known to the Agent and/or the Banks and whether or not existing on the date of this Amendment.

         9. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Banks as follows:

         (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations under the Credit Agreement, as amended by this Amendment, and the Credit Agreement, as amended by this Amendment, and the other Loan Documents executed on behalf of the Borrower have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.


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         b) The execution, delivery and performance by the Borrower of the
         Credit Agreement, as amended by this Amendment, and the other Loan Documents executed on behalf of the Borrower have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the Articles of Incorporation or By-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

         (c) All of the representations and warranties contained in Article IV of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

         10. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment; and any and all references in any of the other Loan Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment.


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                        INNOVEX, INC.

                                        By
                                        Its


                                        WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION, formerly known as Norwest
                                          Bank Minnesota, National Association,
                                          as Bank and as Agent

                                        By
                                        Its


                                        U.S. BANK NATIONAL ASSOCIATION, as Bank


                                        By
                                        Its


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